Telstra

24 October 2003

To the holders of American Depositary Shares ("ADSs"), each ADS representing five ordinary shares of Telstra Corporation Limited ("Telstra"):

Telstra has notified The Bank of New York, as Depositary (the "Depositary") for the ADSs that it is conducting a A$800 to A$1,000 million share buy-back ("Buy-Back") in which holders of ADSs are entitled to participate. Participation in the Buy-Back is optional.

The Buy-Back is described in detail in the attached Buy-Back Booklet. This letter and the attached Tender Form describe how holders of ADSs may participate in the Buy-Back. ADS holders should note that the provisions applicable to shareholders with 400 shares or less described in the Buy-Back Booklet are not applicable to holdings of 80 ADSs or less. That is, holders of 80 ADSs or less are not obliged to tender their ADSs in one parcel, nor will they be treated differently from other ADS holders should Telstra adopt a scale back mechanism in relation to the Buy-Back.

Eligibility

In order to participate, you must hold ADSs on October 17, 2003 (the "ADS Record Date") and follow the instructions regarding participation described in the attached Buy-Back Booklet and below.

Important Dates

Friday October 17, 2003	Determination of shareholders and ADS holders entitled to participate in the Buy-Back (Buy-Back Record Date and ADS Record Date)
Tuesday, October 21, 2003	Telstra First Quarter Market Update
Monday, November 3, 2003	Tender Period opens
Friday, November 14, 2003	Annual General Meeting
Tuesday, November 18, 2003	Date by which the Depositary must receive your instructions to tender ADSs in the Buy-Back
No later than	
Tuesday, November 25, 2003	Announcement of the Buy-Back Price and the number of Shares bought back
Friday, December 12, 2003	Dispatch/crediting of Buy-Back proceeds to participating shareholders completed

Process

Enclosed is a Tender Form for ADS holders which must be properly executed and delivered to the Depositary on or before 5:00 p.m. (New York City time) on November 18, 2003. If no Tender Form is received, or if a Tender Form is not properly completed or received in a timely manner, the Depositary will assume the holders of those ADSs have not elected to participate in the Buy-Back.

On the Tender Form you are required to nominate the number of ADSs you wish to tender, along with your tender price for those ADSs. The tender price of ADSs must be within the range of A$21.00 (which equates to 5 times the tender price of A$4.20 per Telstra share) and A$27.00 (which equates to 5 times the tender price of A$4.80 per Telstra share) per ADS or alternatively you may submit a final price tender which indicates you are willing to sell your ADSs at five times the buy-back price for the Telstra shares, whatever the buy-back price is determined to be under the tender process. We recommend you review Sections 1.8 and 1.15 in the Buy-Back Booklet regarding tender price while making these determinations.

If you wish to withdraw your tender of ADSs or amend the number or tender price of ADSs tendered, please complete the Withdrawal/Amendment Form which is also enclosed. The effect of amending your tenders by submitting a Withdrawal/Amendment Form with the Amendment box checked will be to withdraw all of your tenders and replace them with the tenders detailed on the Withdrawal/ Amendment Form.

If you are the registered holder of ADSs, but not the beneficial owner of them (i.e., you are a nominee, custodian or other intermediary), please make this information available to the beneficial owners immediately.

If you have any general questions regarding the Buy-Back, please call the Telstra Buy-Back enquiry line on 011 61 3 9615 9199. If you have any questions regarding tendering ADSs in the Buy-Back, please call our information agent D.F. King & Co., Inc. at (212) 269-5550 (banks and brokerage firms) or (800) 207-3158 (all others).

Yours sincerely

Douglas Gration

Douglas Gration
Company Secretary

Telstra Corporation Limited
ABN 33 051 775 556

THIS DOCUMENT IS IMPORTANT. IF YOU DO NOT UNDERSTAND IT, YOU SHOULD CONSULT YOUR PROFESSIONAL ADVISER WITHOUT DELAY.

A

Price per ADS to be tendered by The Bank of New York into the Buy-Back

I/we instruct The Bank of New York to offer to sell the Shares represented by the following ADSs to Telstra at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents:

Insert Number of ADSs

B [ ] ADSs as a **Final Price Tender**

C

+ [ ] ADSs at A$21.00 per ADS
+ [ ] ADSs at A$22.00 per ADS
+ [ ] ADSs at A$23.00 per ADS
+ [ ] ADSs at A$24.00 per ADS
+ [ ] ADSs at A$25.00 per ADS
+ [ ] ADSs at A$26.00 per ADS
+ [ ] ADSs at A$27.00 per ADS

Insert in Box B the number of ADSs (if any) you wish to tender as a Final Price Tender.

Insert at Box C the number of ADSs (if any) you wish to tender next to the price at which you wish to tender those ADSs.

Add up all the ADSs in each row of Boxes B and C and write that number in Box D. That number must not exceed the number of ADSs shown in Box A above.

Footnote: The Tender Prices expressed above are in Australian Dollars. Holders of ADSs will receive the US Dollar equivalent of the Final Price Tender.

D **B** + **C** = Total ADSs tendered: [ ]

E **Please sign within the box below and submit this form in accordance with the terms and conditions overleaf.**

Individual, Authorised Signatory or Joint Shareholder 1	Joint Shareholder 2 (individual)	Joint Shareholder 3 (individual)

Authorized Signatory:

Name ____________ Title ____________

ADS Holder
Please provide the following details:

Contact Name ____________ Contact daytime telephone ____________ Taxpayer Identification Number ____________ Date __/__/__

How to Complete this Tender Form

The instructions below are cross-referenced to the Tender Form. Please complete the form using black ink only.

A The number on the far right of the label is the total number of ADSs registered in your name as at 17 October 2003 that represent Shares that confer an entitlement to participate in the Buy-Back.

B&C You may instruct The Bank of New York to tender different parcels of ADSs at different Tender Prices. For example, you may instruct The Bank of New York to tender some ADSs shown on the far right of the label as a Final Price Tender, some ADSs at the specified price of, say, A$24, and some Shares represented by the ADSs at the specified price of, say, A$21.

D You must add up the number of ADSs inserted in Boxes B and C and write the total number in Box D. This total number must not exceed the number of ADSs shown on the far right of the label.

E Sign the Tender Form at Box E. By signing and returning this Tender Form you acknowledge that you have read and understood the Buy-Back Documents and that the Tender(s) specified on this Tender Form are instructions to The Bank of New York to offer to sell the tendered shares represented by ADSs to Telstra at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents.

If this letter of transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this letter of transmittal.

If this letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to The Bank of New York of the authority of such person so to act must be submitted with this letter of transmittal.

If this letter of transmittal is signed by the registered owners(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the buy-back price determined under the tender process is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.

If this letter of transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution.

Submitting your Tender Form

Deliver this Buy-Back Tender Form:

by mail:
Tender & Exchange Department
P.O. Box 85928
Braintree, MA 02185-9208

by facsimile transmission:
(for Eligible Institutions Only)
(212) 815-6433

to confirm facsimile transmissions:
(for Eligible Institutions Only)
(212) 815-6212

by hand or overnight delivery:
Tender & Exchange Department
101 Barclay Street
Receive and Deliver Window
New York, New York 10286

DELIVERY OF THE BUY-BACK TENDER FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS BUY-BACK TENDER FORM MUST BE RECEIVED BY THE DEPOSITARY IN PROPER FORM PRIOR TO **5:00pm NEW YORK CITY TIME** ON NOVEMBER 18 2003

General Questions

If you have any general questions regarding the Buy-Back please call the Telstra Buy-Back enquiry line on 011 61 3 9615 9199.

If you have any questions regarding Tendering ADSs in the Buy Back, please call our information agent, D.F. King & Co., Inc., at (212) 269-5550 (banks and brokerage firms) or (800) 207-3158 (all others).

Withdrawal/Amendment Form Telstra Corporation Limited (ABN 33 051 775 556)

THIS DOCUMENT IS IMPORTANT. IF YOU DO NOT UNDERSTAND IT, YOU SHOULD CONSULT YOUR PROFESSIONAL ADVISER WITHOUT DELAY.

A

Holder details (*please print in CAPITAL LETTERS in black ink*)

Registered Name ....

Registered Address: ....

ADSs shown on the far right of the label at A on your original personalised tender form ....

Tick one (only):

B

☐ **Withdrawal:** I/We wish to withdraw my/our previous Tender Form in its entirety and I /we do not wish to replace it with a new Tender Form. (Complete Box A and sign at Box F)

OR

☐ **Amendment:** I/We wish to withdraw my/our previous Tender Form in its entirety and wish to replace it with a new Tender Form as set out below. (Complete Boxes A to F)

Price per ADS to be tendered by The Bank of New York into the Buy-Back

I/we instruct The Bank of New York to offer to sell the Shares represented by the following ADSs to Telstra at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents:

Insert Number of ADSs

C ☐ ADSs as a **Final Price Tender**

Insert in Box C the number of ADSs (if any) you wish to tender as a Final Price Tender.

Insert at Box D the number of ADSs (if any) you wish to tender next to the price at which you wish to tender those ADSs.

D

\+ ☐ ADSs at A$21.00 per ADS

\+ ☐ ADSs at A$22.00 per ADS

\+ ☐ ADSs at A$23.00 per ADS

\+ ☐ ADSs at A$24.00 per ADS

\+ ☐ ADSs at A$25.00 per ADS

\+ ☐ ADSs at A$26.00 per ADS

\+ ☐ ADSs at A$27.00 per ADS

Add up all the ADSs in each row of Boxes C and D and write that number in Box E. That number must not exceed the number of ADSs shown in Box A above.

Footnote: The Tender Prices expressed above are in Australian Dollars. Holders of ADSs will receive the US Dollar equivalent of the Final Price Tender.

E **C** + **D** = Total ADSs tendered ☐

F **Please sign within the box below and submit this form in accordance with the terms and conditions overleaf.**

Individual, Authorised Signatory or Joint Shareholder 1	Joint Shareholder 2 (individual)	Joint Shareholder 3 (individual)

Authorized Signatory:

____________________ ____________________

Name Title

ADS Holder

Please provide the following details:

________________ ________________ ________________ ___/___/___

Withdrawing or Amending your Tender Form

The instructions below are cross-referenced to each section of the Withdrawal/Amendment Form.

A You need to provide the details of your ADS holding in Box A. The registered name and registered address details must match exactly the name and address details recorded on the ADS register for that registered holding.

B Tick **one** of the two boxes only. Tick the 'Withdrawal' Box if you wish to withdraw your previous Tender Form in its entirety and you do not wish to replace it with a new Tender Form. Tick the 'Amendment' Box if you wish to withdraw your previous Tender form in its entirety and replace it with this new Tender Form.

C&D You may instruct The Bank of New York to tender different parcels of ADSs at different Tender Prices. For example, you may instruct The Bank of New York to tender some ADSs shown on the far right of the label on your original personalised tender form as a Final Price Tender, some ADSs at the specified price of, say, A$24, and some Shares represented by the ADSs at the specified price of, say, A$21.

E You must add up the number of ADSs inserted in Boxes C and D and write the total number in Box E. This total number must not exceed the number of ADSs shown in Box A.

F Sign the Tender Form at Box F. By signing and returning this Tender Form you acknowledge that you have read and understood the Buy-Back Documents and that the Tender(s) specified on this Tender Form are instructions to The Bank of New York to offer to sell the tendered shares represented by ADSs to Telstra at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents.

If this letter of transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this letter of transmittal.

If this letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to The Bank of New York of the authority of such person so to act must be submitted with this letter of transmittal.

If this letter of transmittal is signed by the registered owners(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the buy-back price determined under the tender process is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.

If this letter of transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution.

Submitting your Tender Form

Deliver this Buy-Back Tender Form:

by mail:
Tender & Exchange Department
P.O. Box 85928
Braintree, MA 02185-9208

by facsimile transmission:
(for Eligible Institutions Only)
(212) 815-6433

to confirm facsimile transmissions:
(for Eligible Institutions Only)
(212) 815-6212

by hand or overnight delivery:
Tender & Exchange Department
101 Barclay Street
Receive and Deliver Window
New York, New York 10286

DELIVERY OF THE WITHDRAWAL/AMENDMENT FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS WITHDRAWAL/AMENDMENT FORM MUST BE RECEIVED BY THE DEPOSITARY IN PROPER FORM PRIOR TO **5:00pm NEW YORK CITY TIME** ON NOVEMBER 18 2003.

General Questions

If you have any general questions regarding the Buy-Back please call the Telstra Buy-Back enquiry line on 011 61 3 9615 9199.

If you have any questions regarding Tendering ADSs in the Buy Back, please call our information agent, D.F. King & Co., Inc., at (212) 269-5550 (banks and brokerage firms) or (800) 207-3158 (all others).